Exhibit 10.2

AMENDMENT TO GUARANTY AGREEMENT

AMENDMENT, dated as of December 30, 2025, of the GUARANTY AGREEMENT dated as of March 19, 2025, by and between UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 (the “Company”), and MARC D. MILLER (“Mr. Miller”).

W I T N E S S E T H:

WHEREAS, the Company and Mr. Miller are parties to an agreement, dated as of March 19, 2025, as amended (the “Existing Agreement”);

WHEREAS, UHS of Delaware, Inc. (“UHS of Delaware”) is, and has been, Mr. Miller’s employer of record;

WHEREAS, UHS of Delaware and Mr. Miller are entering into an amended and restated employment agreement governing Mr. Miller’s employment with UHS of Delaware (the “New Agreement”), and

WHEREAS, in connection with the New Agreement, the Company and Mr. Miller wish to confirm the Company’s guaranty of UHS of Delaware’s obligations under the New Agreement.

NOW, THEREFORE, the parties agree as follows:

1.
New Agreement.

The term “New Agreement” as used in the Guaranty shall mean the Amendment and Restatement dated as of December 30, 2025 and all amendments, modifications and extensions, thereto as may be agreed to by Mr. Miller and UHS of Delaware. All other terms of the Guaranty Agreement shall remain in effect without modification.

2.
Guaranty by the Company.

To the extent that UHS of Delaware does not perform any of its obligations to Mr. Miller under the New Agreement as and when such obligations are required to be performed, the Company hereby guarantees such performance and, in such event but without duplication, will perform such obligations in UHS of Delaware’s stead

3.
Amendment, Modification and Waiver.

The terms, covenants, representations, warranties or conditions of this Agreement may be amended, modified or waived only by a written instrument executed by the parties hereto, except that a waiver need only be executed by the party waiving compliance. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a waiver of any other condition or breach of any other term, covenant, representation or warranty of this Agreement.

4.
Governing Law.

This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed therein.

5.
Entire Agreement.

This Agreement contains the entire agreement of the parties relating to the subject matter herein contained and supersedes all prior contracts, agreements or understandings between and among the parties, except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UNIVERSAL HEALTH SERVICES, INC.

By: /s/ Steve G. Filton

Steve G. Filton

Executive Vice President and

Chief Financial Officer

By: /s/ Marc D. Miller

MARC D. MILLER